COVID-19 Update June 1, 2020 REIMAGINING NOW. TO CREATE WHAT’S NEXT. This document is not an offer to sell or solicitation of an offer to buy any securities. Any offers to sell or solicitations to buy securities shall be made by means of a prospectus approved for that purpose.

COVID-19 Update In response to the evolving COVID-19 pandemic, this presentation provides updates since the Company’s most recent earnings call on May 5, 2020 regarding certain aspects of its business, including rent collections, liquidity, and procedures related to building operations and tenant repopulation. Unless otherwise6 noted, the information herein is as of June 1, 2020, and the Company does not undertake any obligations to provide further updates. % of ABR Continued Strong Rent Collections As of May 28, 2020, the Company had collected approximately 92% of its May 2020 combined contractual rents from office, studio and retail tenants. This includes approximately 94% of rents from both office and studio tenants and 38% of rents from storefront retail tenants. In addition, the Company has now collected 94% (up from 93% as of May 5, 2020) of its April 2020 combined contractual rents, due to an increase in retail rents received from 38% to 43%. As previously noted, the Company has a rent relief program in place for the preponderance of the uncollected rents. % of ABR Ample Liquidity2 and No Significant Maturities Until 2022 The Company has% $1.1 of billion of total liquidity with no maturities until 2022, except for a $65 million loan ABR secured by Met Park North, which as previously noted, it intends to repay with its unsecured revolving credit facility. Following1 repayment of certain amounts on the Company’s unsecured revolving credit facility on May 11, 2020, the Company has $84.7 million of unrestricted cash and cash equivalents; $410.0 million of undrawn capacity on its unsecured revolving credit facility; $230.0 million of excess capacity on a separate revolving credit facility secured by Sunset Bronson, ICON and CUE, accessible at its discretion; and $408.9 million of undrawn capacity on the One Westside construction loan, which the Company believes is more than sufficient to fund the entirety of that project. 2

COVID-19 Update (Cont.) Commenced Safety-Focused Tenant Reintegration Program 6 Last month, the Company launched its “4C’s” approach to tenant % of repopulation, which is being implemented in conjunction with the lifting ABR of stay-at-home orders across its markets. The approach emphasizes proactive Communication, seeks to instill Confidence in tenants with safety-focused cleaning and operating procedures, ensures Convenience with an emphasis on efficient access, and encourages Cooperation by asking all tenants to do their part. The Company has focused on several critical categories to best support tenants, including: messaging and channels (i.e. on-site signage, My % of HPP Office app), enhanced cleaning and supplies, HVAC and ABR infrastructure upgrades, building access and traffic flow, use and hygiene of common2 areas and amenities, management of on-site third parties, and evaluation% of of proptech solutions. In all categories, the Company coordinatedABR with large tenants and local governments, consulted both internal1 and external subject matter specialists, and conducted in-depth trainings for its employees. 3

Forward-Looking Statements This presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Future events and actual results, financial and otherwise, may differ materially from the results discussed in the forward-looking statements. You should not rely on forward-looking statements as predictions of future events. Forward-looking statements6 involve numerous risks and uncertainties that could significantly affect anticipated results in the future and, accordingly,% of such results may differ materially from those expressed in any forward-looking statement made by us. These risksABR and uncertainties include, but are not limited to: uncertainties regarding the impact of the COVID-19 pandemic, and restrictions intended to prevent its spread on our business and the economy generally; adverse economic and real estate developments in Northern and Southern California, the Pacific Northwest and Western Canada; decreased rental rates or increased tenant incentives and vacancy rates; defaults on, early terminations of, or non-renewal of leases by tenants; increased interest rates and operating costs; failure to generate sufficient cash flows to service our outstanding indebtedness; difficulties in identifying properties to acquire and completing acquisitions; failure to successfully integrate pending and recent acquisitions; failure to successfully operate acquired properties and operations; failure to maintain our status as a REIT under the Internal Revenue Code of 1986, as amended; possible adverse changes in laws and regulations; environmental uncertainties; risks related to natural disasters; lack or insufficient amount% of of insurance; inability to successfully expand into new markets or submarkets; risks associated with propertyABR development; conflicts of interest with our officers; changes in real estate and zoning laws and increases in real property tax rates; and2 the consequences of any possible future terrorist attacks. These factors are not exhaustive. For a discussion of important% of risks related to Hudson Pacific Properties, Inc.’s business and an investment in its securities, including risks thatABR could cause actual results and events to differ materially from results and events referred to in the forward-looking information,1 see the discussion under the caption “Risk Factors” in Hudson Pacific Properties, Inc.’s Annual Report on Form 10-K filed with the Securities and Exchange Commission, or SEC, and other risks described in documents subsequently filed by Hudson Pacific Properties, Inc. from time to time with the SEC. 4

Contact: Laura Campbell SVP, Investor Relations & Marketing (310) 622-1702 lcampbell@hudsonppi.com